Exhibit 99.22

AmerisourceBergen Corporation

10,500,000 Shares of Common Stock, par value $0.01 per share

Underwriting Agreement

August 3, 2023

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Citibank, N.A.

390 Greenwich Street, 3rd Floor

New York, NY 10013

Deutsche Bank AG, London Branch

1 Columbus Circle

New York, NY 10019

Goldman Sachs International

Peterborough Court

133 Fleet Street

London, UK, EC4A 2BB

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Morgan Stanley Bank, N.A.

1 New York Plaza, 41st Floor

New York, NY 10004

Société Générale

245 Park Avenue

New York, NY 10167

Wells Fargo Bank, National Association

c/o Wells Fargo Securties, LLC

500 West 33rd Street

New York, NY 10001

Ladies and Gentlemen:

On the date hereof, Walgreens Boots Alliance Holdings LLC (“Counterparty”), a stockholder of AmerisourceBergen Corporation, a Delaware corporation (the “Issuer”), will enter into, with each of the Dealers (as defined below), one or more prepaid variable share forward transactions (each, a “VPF Transaction” and, together, the “VPF Transactions”), which VPF Transactions cover an aggregate of 10,500,000 shares of common stock, par value $0.01 per share, of the Issuer (“Common Stock”). The shares of Common Stock outstanding at any time of determination are referred to herein as the “Stock.” In connection with hedging their exposure under the VPF Transactions, on or prior to the Closing Date (as defined below), the Dealers (as defined below) will borrow and sell, directly or through affiliates, to the several underwriters named in Schedule 1 hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 15 hereof, and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis) in the aggregate 7,293,548 shares of Common Stock (the “Offered Securities”). As used herein, “Dealers” refers to and includes, each of Bank of America, N.A., Citibank, N.A., Deutsche Bank AG, London Branch, Goldman Sachs International, Mizuho Markets Americas LLC, Morgan Stanley Bank, N.A., Société Générale and Wells Fargo Bank, National Association, together with any of their respective affiliates or agents who (i) borrow and/or sell Offered Securities to the Underwriters on behalf of the Dealers pursuant to this underwriting agreement (this “Agreement”), (ii) borrow and/or sell Additional Securities (as defined below) on behalf of a Dealer pursuant to, and as contemplated by this Agreement and the Registration Statement (as defined below), and/or (iii) act as an agent, broker, dealer or underwriter in connection with the sale of Additional Securities pursuant to, and as contemplated by, this Agreement and the Registration Statement; provided that no Dealer shall act as an agent, broker, dealer or underwriter for the Issuer under this Agreement.

In addition, concurrently with or following the sale of the Offered Securities, the Dealers will borrow, directly or through affiliates, in the aggregate an additional 3,206,452 shares of Common Stock (the “Additional Securities” and, together with the Offered Securities, the “Shares”), which Goldman Sachs & Co. LLC (the “Lead Underwriter”) will sell as provided herein, on behalf of such Dealers, in each case, under the Registration Statement, in connection with the VPF Transactions. The Additional Securities will not be included in the offering of the Offered Securities to be underwritten by the Underwriters; however, the Dealers will sell the Additional Securities solely through the Lead Underwriter, as provided herein.

Each of Counterparty, the Issuer and the Dealers hereby confirms their agreement with the Underwriters and with each other as follows:

1. Registration Statement. The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-

261306), on November 23, 2021, relating to securities of the Issuer including shares of its Common Stock. Such registration statement, as amended at the Effective Time (as defined below), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Shares filed with the Commission on the date hereof pursuant to Rule 424 under the Securities Act, together with the accompanying Prospectus, dated November 23, 2021 (the “Base Prospectus”), and the term “Prospectus” means the Base Prospectus as amended and supplemented by the Preliminary Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of the relevant sales of the Shares. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein (including the documents filed as exhibits to such incorporated documents), and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement specifically relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein, in each case, filed after the date of this Agreement. For purposes of this Agreement, the term “Effective Time” means the most recent effective date of the Registration Statement with respect to the offering of the Shares, as determined for the Issuer pursuant to Rule 430B of the Securities Act.

At or prior to the Applicable Time (as defined below), the Issuer will have prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated August 3, 2023 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto. For purposes of this Agreement, “Applicable Time” means 5:05 P.M., New York City time on the date hereof.

2. Purchase, Sale and Delivery of the Shares. (a) The Dealers agree, severally and not jointly, to sell the Offered Securities to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase, at a price per share of $189.271 (the “Purchase Price”), from the Dealers the respective number of Offered Securities set forth for such Dealer opposite such Underwriter’s name in Schedule 1 hereto.

(b) The Dealers, the Issuer and Counterparty understand that the Underwriters intend to make a public offering of the Offered Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Offered Securities on the terms set forth in the Pricing Disclosure Package. The Dealers, the Issuer and Counterparty understand that the Dealers propose to, and will, offer, only through the Lead Underwriter, the Additional Securities, in each case, for sale to the public as set forth in the Prospectus and herein. Each of the Dealers, the Issuer and Counterparty acknowledge and agree that the Underwriters (in the case of the Offered Securities) and the Lead Underwriter (in the case of the Additional Securities) may offer and sell Shares to or through any of their respective affiliates; provided that any such offers and sales by an affiliate of the Underwriters will be subject to the terms and conditions of this Agreement.

(c) Payment of the Purchase Price for the Offered Securities shall be made by wire transfer in immediately available funds to accounts specified by the Dealers and acceptable to the Underwriters at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, or remotely by exchange of documents and signatures (or their electronic counterparts), at 10:00 A.M., New York City time, on August 8, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Counterparty, the Underwriters and the Dealers may agree upon in writing. The time and date of such payment for the Offered Securities is referred to herein as the “Closing Date.”

Payment for the Offered Securities to be purchased on the Closing Date shall be made against delivery to the Underwriters of the Offered Securities to be purchased on the Closing Date. Delivery of the Offered Securities to be purchased by the Underwriters shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct. Instructions to the transfer agent for the delivery of the Offered Securities will be made available for inspection by the Underwriters not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d) The Lead Underwriter agrees with each Dealer and with Counterparty that it will use commercially reasonable efforts to sell all the Additional Securities to be sold by each respective Dealer (or its affiliate) hereunder and pursuant to its respective VPF Transaction in the respective number of Additional Securities set forth opposite such Dealer’s name in Schedule 2 hereto in accordance with this Agreement and with the terms, conditions and procedures agreed to separately in writing by the Lead Underwriter, the Underwriters and the Dealers.

(e) The Dealers, the Issuer and Counterparty acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and Counterparty with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering), which does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters. The Underwriters are not acting as a financial advisor or a fiduciary to, or an agent of, the Issuer, Counterparty or any other entity or person. Additionally, the Underwriters are not advising the Issuer or any other entity or person as to any legal, tax, investment, accounting, financial or regulatory matters in any jurisdiction and none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Issuer and Counterparty shall consult with their own advisors concerning such matters and each shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not have any responsibility or liability to the Issuer or Counterparty with respect thereto, except as expressly set forth in this Agreement. Any review by the Underwriters of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or Counterparty.

(f) Unsold Offered Securities. If at the opening of trading on the trading day next following the date of this Agreement, any Underwriter holds any Unsold Offered Securities (as defined below), the Underwriters hereby appoint the Lead Underwriter, and the Lead Underwriter hereby agrees, to sell all the Unsold Offered Securities for the account of all the Underwriters, subject to any arrangements or conditions the Underwriters and the Lead Underwriter agree to, so long as the Unsold Offered Securities are sold subject to the procedures agreed under the letter agreements dated the date of this Agreement, between each Dealer and the Lead Underwriter, relating to the VPF Transactions, in a manner designed to avoid crossing the sale of Unsold Offered Securities with the purchase of Common Stock for the accounts of any Dealer. For purposes of this Agreement, “Unsold Offered Securities” means, at any time of determination, any Offered Securities that have not been publicly sold with a delivery of a Prospectus.

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to each Underwriter, each Dealer and Counterparty that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12(c) hereof and (ii) Counterparty Information.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time, did not, and at the Closing Date and each Hedge Prospectus Time (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 12(c) hereof and (ii) Counterparty Information.

As used in this Agreement:

“Blackout Period” means in the event the Issuer determines in good faith that the offer and sale of Shares under this Agreement would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public (notwithstanding the terms of this Agreement), the premature disclosure of which would adversely affect the Issuer in any material respect, a period of up to seventy-five (75) days and which, in respect of the Issuer’s earnings for the fiscal year ending September 30, 2023, shall not begin earlier than September 25, 2023 or end later than the completion of the first full trading day following the issuance of the Issuer’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023; provided, that a Blackout Period (x) shall only be deemed to occur if the Issuer shall have delivered notice thereof (which must be in the form of a certificate signed by either the chief executive officer or the chief financial officer of the Issuer) as contemplated by Section 6(d) specifying solely that, in the good faith judgment of the Issuer, the conditions described in this definition are met and containing an approximation of the anticipated delay, and (y) shall end at the earlier of the final date specified for such period above and such time as the Underwriters, the Dealers and the Counterparty are advised in writing by the Issuer that the Registration Statement, as then amended, is effective and/or the use of the Registration Statement, the Pricing Disclosure Package and/or the Prospectus, in each case as so then amended or supplemented, may be resumed, and have received copies of any amended Registration Statement or amended or supplemented Pricing Disclosure Package and/or Prospectus and/or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in the foregoing; and provided, further that a Blackout Period other than in respect of Issuer’s earnings may not occur more than once under this Agreement.

“Hedge Applicable Time” means each “time of sale” of Additional Securities.

“Hedge Prospectus Time” means, each Hedge Applicable Time, each date on which a Prospectus relating to the Additional Securities is required to be delivered and each Hedge Settlement Date, provided in each case that such time does not occur during a Blackout Period.

“Hedge Settlement Date” means each date a sale of Additional Securities is settled.

(c) Issuer Free Writing Prospectus. The Issuer (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Issuer or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) of this paragraph), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the free writing prospectuses included in the Pricing Disclosure Package and (v) any electronic road show or written communications, in each case approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and each Hedge Prospectus Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to (i) any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12(c) hereof and (ii) Counterparty Information.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering of the Shares has been initiated or, to the Issuer’s knowledge, threatened by the Commission. As of the Effective Time, the Registration Statement complied, and as of the Closing Date, each Hedge Prospectus Time and the date of any amendment or supplement thereto after the Effective Time, will comply, in all material respects with the Securities Act and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not, and as so amended or supplemented, will not as of the date of such amendment or supplement and as of the Closing Date and each Hedge Prospectus Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12(c) hereof and (ii) Counterparty Information.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when filed with the Commission conformed or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Issuer and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as otherwise set forth therein or in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules of the Issuer and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Issuer and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Issuer and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there have been no material adverse changes, or any developments that would, individually or in the aggregate, reasonably be expected to result in a material adverse change, in the financial condition, results of operations or business of the Issuer and its subsidiaries (taken as a whole), whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Issuer or its subsidiaries other than those in the ordinary course of business, which are material with respect to the Issuer or its subsidiaries (taken as a whole), other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock, other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization and Good Standing of the Issuer. The Issuer and the subsidiaries listed in Annex C hereto have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and the Issuer is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the financial condition, results of operations or business of the Issuer and its subsidiaries (taken as a whole) (a “Material Adverse Effect”). The subsidiaries listed in Annex C hereto are the only significant subsidiaries of the Issuer.

(i) Capitalization. The Issuer has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Issuer (including the Shares) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Issuer or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest in the Issuer or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Issuer (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer (except for shares necessary to qualify directors or to maintain any minimum number of stockholders required by law), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) for such liens, charges, encumbrances, security interests, restrictions on voting or transfer or any other claims of any third party that are immaterial to the Issuer and the subsidiaries, taken as a whole.

(j) Authorization of this Agreement by the Issuer. The Issuer has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer.

(k) [Reserved].

(l) Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) No Violation or Default. Neither the Issuer nor any of its subsidiaries (i) is in violation of its respective certificate of incorporation or by-laws or other organizational documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii) of this paragraph, for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Underwriters or Dealers to enforce their rights hereunder.

(n) No Conflicts. The execution, delivery and performance by the Issuer of this Agreement, the consummation by the Issuer of the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus and the compliance by the Issuer with its obligations hereunder and thereunder (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, license or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Issuer or any of its subsidiaries and (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) of this paragraph, for such conflicts, breaches or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the ability of the Underwriters or Dealers to enforce their rights hereunder.

(o) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer of this Agreement, the consummation of the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus and the compliance by the Issuer with the terms hereof and thereof, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, licenses and registrations or qualifications as may be required by the New York Stock Exchange or Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(p) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings or regulatory investigations pending to which the Issuer or any of its subsidiaries is or may be a party or of which any property or assets of the Issuer or any of its subsidiaries is or may be the subject that, if determined adversely to the Issuer or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(q) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Issuer and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Issuer and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r) Title to Real and Personal Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Issuer and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property necessary to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Title to Intellectual Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Issuer and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know how necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such items that, if not available for use in the business of the Issuer or its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) there are no proceedings pending before a governmental authority in which the Issuer or its subsidiaries is a party or, to the knowledge of the Issuer, any proceedings threatened against the Issuer or its subsidiaries by any other person challenging the rights of the Issuer or its subsidiaries with respect to the foregoing which, if determined adversely to the Issuer or its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Investment Company Act. The Issuer is not, and, after giving effect to the offering and sale of the Shares, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(u) Taxes. The Issuer and its subsidiaries have filed all material federal, state and foreign tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them except as may be being contested in good faith and by appropriate proceedings. The Issuer has made adequate charges, accruals and reserves in the applicable financial statements in respect of all material federal, state and foreign taxes for all periods as to which the tax liability of the Issuer or any of its subsidiaries has not been finally determined.

(v) Licenses and Permits. Each of the Issuer and its subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Issuer nor any of its subsidiaries has received notice of any revocation or modification of any of the Permits or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, other than such revocations, modifications or non-renewals that would not, individually or in the aggregate, have a Material Adverse Effect.

(w) No Labor Disputes. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor disturbances by the employees of the Issuer or any of its subsidiaries exist or, to the knowledge of the Issuer, are imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Compliance with Environmental Laws. The Issuer and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, or natural resources or to the use, generation, handling, storage, transportation or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have no current or reasonably foreseeable liability or obligation with respect to, and have not received notice of any actual or potential liability or obligation for, the investigation or remediation of any spill, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants at any location, except, in the case of clauses (i) and (ii) of this paragraph, where such non-compliance with, or obligation or liability under, Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. There is no proceeding that is pending, or that is known to be contemplated, against the Issuer or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed that monetary sanctions of $300,000 or more will not be imposed. None of the Issuer and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(y) Disclosure Controls. The Issuer has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act); such “disclosure controls and procedures” are designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Issuer’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. As of the Issuer’s last regular evaluation of the effectiveness of its disclosure controls and procedures, the Issuer determined that they are effective in all material respects to perform the functions for which they were established as required by Rule 13a-15 of the Exchange Act. Except as specified in the documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, to the knowledge of the Issuer, there have been no significant changes (including corrective actions) in disclosure controls and procedures that could reasonably be expected to significantly affect the effectiveness of such disclosure controls and procedures.

(z) Internal Control Over Financial Reporting. The Issuer maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Issuer’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the final day of the Issuer’s most recently completed fiscal quarter, the Issuer’s internal control over financial reporting was effective and the Issuer is not aware of any changes in its internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.

(aa) No Unlawful Payments. Neither the Issuer nor any of its subsidiaries nor any director, officer, or employee of the Issuer or any of its subsidiaries nor, to the knowledge of the Issuer, any agent, affiliate or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Issuer and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

(bb) Compliance with Money Laundering Laws. The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(cc) No Conflict with Sanctions Laws. Neither the Issuer nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Issuer, any agent, or affiliate or other person associated with or acting on behalf of the Issuer or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Belarus, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the Crimea region of Ukraine and other Covered Regions (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065 (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Issuer and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(dd) Cybersecurity; Data Protection. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Issuer, there has been no material security breach or other material compromise of or relating to any of the Issuer’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data maintained by the Issuer or its subsidiaries of their respective customers, employees, suppliers, vendors or other third parties), equipment or technology (collectively, “IT Systems and Data”); (ii) the Issuer and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (iii) to the knowledge of the Issuer, the Issuer and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Issuer and its subsidiaries maintain and enforce policies and procedures designed to promote and ensure compliance with all such applicable laws or statutes and all such applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations. The Issuer and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ee) Data Privacy and Security. Except where failure to do so would not reasonably be expected to have a Material Adverse Effect, the Issuer and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. § § 17921 et seq.), each as amended, and the regulations promulgated thereunder, the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”), the California Consumer Protection Act (“CCPA”) and other statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Issuer or any of its subsidiaries of Personal Data (as defined below) (collectively, the “Privacy Laws”). Except as would not reasonably be expected to have a Material Adverse Effect, the Issuer and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures and all contractual obligations of the Issuer and its subsidiaries relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). Except where failure to do so would not reasonably be expected to have a Material Adverse Effect, the Issuer and its subsidiaries have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policies have, to the knowledge of the Issuer, been in violation of any applicable laws and regulatory rules or requirements. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending, or to the knowledge of the Issuer, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging that the Issuer or any of its subsidiaries failed to comply with any Privacy Law. “Personal Data” means all personal or personally identifiable information pertaining to a natural person.

(ff) No Broker’s Fees. Neither the Issuer nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Issuer or any of its subsidiaries, any Underwriter or any Dealer for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(gg) No Registration Rights. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or otherwise previously waived, no person has the right to require the Issuer or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Issuer, the sale of the Shares to be sold hereunder.

(hh) No Stabilization. None of the Issuer or any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis.

(jj) Statistical and Market Data. All statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is based on or derived from sources that the Issuer reasonably believes to be reliable and accurate.

(kk) Sarbanes-Oxley Act. Except for failures that, individually or in aggregate, are immaterial, there is and has been no failure on the part of the Issuer or any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll) Status under the Securities Act. The Issuer is not an ineligible issuer and the Issuer is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

(mm) Exchange Listing. The Shares are listed and admitted and authorized for trading on the New York Stock Exchange.

4. Representations and Warranties of Counterparty. Counterparty represents and warrants to the Underwriters, the Dealers and the Issuer that:

(a) Required Consents; Authority. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by Counterparty of this Agreement, the consummation of the VPF Transactions and the other transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus and the compliance by Counterparty hereunder, except (i) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to adversely affect Counterparty’s ability to perform its obligations under this Agreement or of the Underwriters or Dealers to sell any Shares hereunder in any material respect, or to have a material adverse effect on the ability of the Underwriters or Dealers to enforce their rights hereunder, (ii) for the registration of the Shares under the Securities Act and (iii) such consents, approvals, authorizations, orders, licenses and registrations or qualifications as may be required by the New York Stock Exchange or FINRA and under applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters; and Counterparty has full right, power and authority to enter into this Agreement and the VPF Transactions; this Agreement has been duly authorized, executed and delivered by Counterparty.

(b) No Conflicts. The execution, delivery and performance by Counterparty of this Agreement and the VPF Transactions, the consummation by Counterparty of the transactions contemplated by this Agreement, the VPF Transactions, the Pricing Disclosure Package and the Prospectus and the compliance by Counterparty with its obligations hereunder and thereunder (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of Counterparty pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, license or instrument to which Counterparty is a party or by which Counterparty is bound or to which any of the property or assets of Counterparty is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of Counterparty and (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Counterparty or any of its properties or assets, except, in the case of clauses (i) and (iii) of this paragraph, for such conflicts, breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the power or ability of the Counterparty to perform its obligations hereunder or the ability of the Underwriters to sell the Offered Securities or the Lead Underwriter to sell the Additional Securities (a “Counterparty Material Adverse Effect”) or a material adverse effect on the ability of the Underwriters or Dealers to enforce their rights hereunder.

(c) [Reserved.]

(d) No Stabilization. Counterparty has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(e) Pricing Disclosure Package. To the extent that any statements or omissions made in the Pricing Disclosure Package or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Issuer by Counterparty expressly for use therein, the Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and each Hedge Prospectus Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished by Counterparty is the Counterparty Information. “Counterparty Information” means (i) any information related to the VPF Transactions under paragraph 1 on the cover page, under the captions “Summary of the Offering—Selling Stockholder” and “Summary of the Offering—Use of Proceeds”, under paragraphs 1 to 4 under the caption “Summary of the Offering—Variable Forward Transactions” and under paragraphs 1 to 3 and paragraph 7 under the caption “Plan of Distribution” in the Prospectus, (ii) the information disclosed under the caption “Selling Stockholder” in the Prospectus and (iii) the number of the Offered Securities, the number of the Additional Securities and Counterparty’s ownership of the Issuer’s securities disclosed in the Prospectus (including in any press release issued by Counterparty that is issued after being approved pursuant to, and in accordance with, Section 7(g) or in violation thereof and any free writing prospectus listed on Annex A hereto).

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, Counterparty (including its agents and representatives, other than the Underwriter in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Issuer, the Underwriters and the Dealers.

(g) Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Issuer by Counterparty expressly for use therein, (i) as of the Effective Time, the Registration Statement complied, and as of the Closing Date, each Hedge Prospectus Time and the date of any amendment thereto after the Effective Time will comply, in all material respects with the Securities Act and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not, and as so amended or supplemented, will not as of the date of such amendment or supplement and as of the Closing Date and each Hedge Prospectus Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished by Counterparty is the Counterparty Information.

(h) Material Information. As of the date hereof and as of the Closing Date, the sale of the Shares by Counterparty pursuant to the VPF Transactions is not and will not be prompted by any material information concerning the Issuer which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i) No Unlawful Payments. Neither Counterparty nor any director, officer, or employee of Counterparty nor, to the knowledge of Counterparty, any agent, affiliate or other person associated with or acting on behalf of Counterparty has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable Anti-Corruption Laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Counterparty has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

(j) Compliance with Money Laundering Laws. The operations of Counterparty are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving Counterparty with respect to the Money Laundering Laws is pending or, to the knowledge of Counterparty, threatened.

(k) No Conflict with Sanctions Laws. Neither Counterparty nor any of its directors, officers or employees nor, to the knowledge of Counterparty, any agent, or affiliate or other person associated with or acting on behalf of Counterparty is currently the subject or the target of any Sanctions, nor is Counterparty located, organized or resident in a Sanctioned Country; and Counterparty will not directly or indirectly use the proceeds of the VPF Transactions, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, Counterparty has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(l) Organization and Good Standing of Counterparty. Counterparty has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and Counterparty is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Counterparty Material Adverse Effect or a material adverse effect on the ability of the Underwriters or Dealers to enforce their rights hereunder.

5. Representations and Warranties of Each Dealer. Each Dealer represents and warrants to each Underwriter, Counterparty and the Issuer, severally and not jointly, that:

(a) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Dealer.

(b) Title to Shares. On the Closing Date or the Hedge Settlement Date, as applicable, such Dealer will have the free and unqualified right to transfer the Offered Securities or Additional Securities contemplated to be transferred to the Underwriters hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, such free and unqualified right to transfer such Offered Securities or Additional Securities purchased by it from such Dealer, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriters.

(c) No Conflicts. The execution, delivery and performance by such Dealer of this Agreement, the consummation by such Dealer of the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus and the compliance by such Dealer with its obligations hereunder and thereunder will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Dealer, except for such conflicts, breaches or violations which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of any Underwriter to enforce its rights hereunder.

(d) Use of Proceeds. It will not directly or knowingly indirectly use the proceeds of the offering of the Securities hereunder, in violation of any Anti-Corruption Laws, Money Laundering Laws or Sanctions.

6. Certain Agreements of the Issuer. The Issuer covenants and agrees with the several Underwriters, the Dealers and Counterparty that:

(a) Required Filings. The Issuer will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below). Subject to the other provisions of this Section 6(a), the Issuer will (x) use commercially reasonable efforts to cause the Registration Statement, the Pricing Disclosure Package and the Prospectus to be available in accordance with the methods of distribution contemplated hereby and (y) use commercially reasonable efforts to keep the Registration Statement continuously effective (in the case of the Registration Statement) and usable for the resale of the Shares during the Prospectus Delivery Period (unless a Blackout Period is ongoing). The Issuer will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. During the Prospectus Delivery Period, the Issuer will deliver, without charge, if requested, to each Underwriter and each Dealer (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (B) as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time beginning on the day after the date of this Agreement and ending on the later of (i) September 22, 2023, provided that such date shall be extended by the number of days in the Interruption Period (as defined below), if any, and (ii) the date that is the date as of which all of the Offered Securities have been sold under the Registration Statement. For purposes of this Agreement, “Interruption Period” means (i) any period of time when the Registration Statement or either the Pricing Disclosure Package or the Prospectus, in each case as then amended or supplemented, is not current, available and usable for the public offer and sale of the Shares or the public offer (including by reason of a circumstance described in Section 6(d)(v)) and sale of the Shares is otherwise not permitted, in each case as contemplated hereby and (ii) any period of time commencing on the earlier of (A) the date the Underwriters, the Dealers or Counterparty become aware of any event of the kind described in Section 6(d)(iii), 6(d)(iv) or 6(d)(vi) or make the determination referred to in Section 6(e)(ii)(B) or 6(f)(ii)(B), and (B) the receipt of any notice from the Issuer of the occurrence of any event of the kind described in Section 6(d)(iii), 6(d)(iv), 6(d)(vi), 6(d)(vii) or 6(d)(viii) or that it has made the determination referred to in Section 6(e)(ii)(A) or 6(f)(ii)(A), and in each case, such Interruption Period shall continue until the Underwriters, the Dealers and Counterparty receive copies of the amended and supplemented Pricing Disclosure Package and/or Prospectus, as the case may be and/or until the Underwriters, the Dealers and Counterparty are advised in writing by the Issuer that the Registration Statement, as then amended, is effective and/or the use of the Registration Statement, the Pricing Disclosure Package and/or the Prospectus, in each case as then amended or supplemented, may be resumed, and have received copies of any amended Registration Statement or amended or supplemented Pricing Disclosure Package and/or Prospectus and/or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in the foregoing.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. In connection with the transactions contemplated by this Agreement, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Issuer will furnish to the Dealers and the Underwriters and counsels for the Dealers and the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters or the Dealers reasonably object.

(d) Notice to the Underwriters. The Issuer will advise the Underwriters promptly at any time during the Prospectus Delivery Period, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (vii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (viii) to the extent not otherwise required by this Section 6(d), of any Blackout Period; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Pricing Disclosure Package. If at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, (ii) (A) in the judgment of the Issuer or (B) in the reasonable opinion of the Underwriters, the Dealers or Counterparty, it becomes necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein (in the light of the circumstances), not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or (iii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Issuer will, in the case of clause (i), (ii)(A) and (iii) above, and the Underwriters, the Dealers or Counterparty, as applicable, will, in the case of clause (ii)(B) above, immediately notify the Underwriters thereof and, in all cases, the Issuer will forthwith prepare and, subject to Section 6(c), file with the Commission (to the extent required) and furnish to the Underwriters, the Dealers and to such dealers as the Underwriters may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Pricing Disclosure Package will comply with law (provided that, except in the case of clause (iii) above, such requirements to file amendments or supplements to the Pricing Disclosure Package shall be suspended during such time, and only for such time, as a Blackout Period is ongoing).

(f) Ongoing Compliance. If at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances, not misleading, (ii) (A) in the judgment of the Issuer or (B) in the reasonable opinion of the Underwriters, the Dealers or Counterparty, it becomes necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein (in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, in the case of the Prospectus), not misleading, or (iii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will immediately notify the Dealers and the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Dealers and the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law (provided that, except in the case of clause (iii) above, such requirements to file amendments or supplements to the Pricing Disclosure Package shall be suspended during such time, and only for such time, as a Blackout Period is ongoing).

(g) Blue Sky Compliance. The Issuer will promptly from time to time take such action as the Dealers and the Underwriters may reasonably request to qualify the Shares for offering and sale under the state securities or Blue Sky laws of such jurisdictions as the Dealers and the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares (provided, however, that the Issuer shall not be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in any jurisdiction in which it is not now so subject or subject to taxation, other than suits arising out of the offering or sale of the Shares).

(h) Earning Statement. The Issuer will make generally available to its security holders, the Dealers and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. For a period of 30 days after the date of the Prospectus, the Issuer will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) of this Section 6(i) is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Dealers and the Underwriters, other than (A) grants of options, shares of Stock and other awards to purchase or receive shares of Stock issued under any employee benefit plan in effect on the date hereof or that is described in the Pricing Disclosure Package, (B) issuances of shares of Stock upon the exercise or settlement of options or other awards granted under any employee benefit plan in effect on the date hereof or that is described in the Pricing Disclosure Package, (C) the filing by the Issuer of any registration statement on Form S-8 (or any successor form), (D) establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock (provided, that such plan does not provide for the transfer of Stock during the 30-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Issuer), (E) issuing shares of Stock in connection with any acquisitions, strategic investments or any other transaction that includes a bona fide commercial relationship with the Issuer or any of its subsidiaries (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) (provided that (x) the aggregate number of shares of Stock issued pursuant to this clause (E) shall in no event exceed 5% of the total number of shares of Stock outstanding as of the Closing Date and (y) each recipient of such Stock shall execute and deliver to the Underwriters a letter substantially in the form of Exhibit A hereto) and (F) the concurrent repurchase of Stock disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) No Stabilization. The Issuer will not take, and will not permit any of its subsidiaries or affiliates to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

(k) Exchange Listing. The Issuer will use its reasonable best efforts to maintain the listing of the Shares on the New York Stock Exchange.

(l) Reports. During the Prospectus Delivery Period, the Issuer will furnish to the Dealers and the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares generally, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Issuer will be deemed to have furnished such reports and financial statements to the Dealers and the Underwriters to the extent they are filed on EDGAR.

(m) Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Certification Regarding Beneficial Owners. The Issuer will deliver to the Underwriters, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Issuer undertakes to provide such additional supporting documentation as the Underwriters may reasonably request in connection with the verification of the foregoing certification.

(o) Delivery of Opinions and Certificates. The Issuer agrees that, until the end of the Prospectus Delivery Period, (A) on each date on which the Registration Statement or Prospectus is amended or supplemented after the Closing Date, including as a result of (i) any Current Report on Form 8-K, or amendment to a prior Current Report on Form 8-K, that is incorporated by reference therein (but only to the extent such Current Report on Form 8-K contains financial information and/or pro forma information or other updated and/or amended or supplemented financial or pro forma information to the previous financial and/or pro forma financial information incorporated therein), or (ii) any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or any amendment to a prior Annual Report on Form 10-K or prior Quarterly Report on Form 10-Q, as the case may be, and (B) at least once during each of the Issuer’s fiscal quarters during the Prospectus Delivery Period, it will use reasonable best efforts to cause to be delivered to the Underwriters and the Dealers a certificate of a Vice President of the Issuer who has specific knowledge of the Issuer’s financial matters confirming that (i) such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and to the knowledge of such officer, the representations of the Issuer set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) the other representations and warranties of the Issuer in this Agreement are true and correct on and as of such date with the same force and effect as if made on such date, and all of such representations and warranties shall be deemed to be made by the Issuer as of such date (each such date on which (1) the Issuer must satisfy the requirements under this Section 6(o) or (2) the Counterparty must satisfy the requirements under Section 7(a), a “Representation Date”) and (iii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and in the case of each of clause (A) and clause (B) of this paragraph, it will cause to be delivered to the Underwriters and the Dealers the supplemental opinions of Morgan, Lewis & Bockius LLP, Elizabeth Campbell, as Executive Vice President and Chief Legal Officer of the Issuer and Cravath, Swaine & Moore LLP, the “comfort letters” and letters of Ernst & Young LLP, confirming, as of such date, the opinions, “comfort letters” and letters delivered on the Closing Date pursuant to Section 10 hereof; provided that, if the foregoing requirement with respect to opinions, “comfort letters” and letters would otherwise require delivery thereof during a Blackout Period, such supplemental opinions, “comfort letters” and letters may be delivered on the first business day immediately after such Blackout Period.

(p) Due Diligence. The Issuer agrees to cause the Chief Financial Officer and the General Counsel of the Issuer to participate in telephonic due diligence sessions at least once during each of the Issuer’s fiscal quarters during the Prospectus Delivery Period and at any other time reasonably requested upon the occurrence of a material event or announcement, with the representatives of each of the Dealers, the Underwriters and Counterparty and their respective counsel during the Prospectus Delivery Period. The Issuer shall timely cooperate with, and use reasonable best efforts to cause its counsel and independent auditors to timely cooperate with, any reasonable due diligence request from or review conducted by the Underwriters or the Dealers (or their agents) from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Issuer during regular business hours and at the Issuer’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Issuer, and its officers, agents, counsel and independent auditors, as the Underwriters or the Dealers may reasonably request.

7. Certain Agreements of Counterparty. Counterparty covenants and agrees with the Dealers, the Underwriters and the Issuer that:

(a) Delivery of Opinions and Certificates. At any time until the end of the Prospectus Delivery Period on each date on which the Registration Statement or Prospectus is amended or supplemented (other than by the filing with the Commission of a document which is incorporated by reference therein that does not contain any Counterparty Information) after the date hereof, and at least once during each of the Issuer’s fiscal quarters during the Prospectus Delivery Period, it will use reasonable best efforts to deliver, or cause to be delivered, to the Underwriters and the Dealers, supplemental opinions, certificates and letters confirming as of such date, the opinions, certificates and letters delivered on the Closing Date pursuant to Section 10 hereof of Cleary Gottlieb Steen & Hamilton LLP; provided that the opinion delivered by Cleary Gottlieb Steen & Hamilton LLP pursuant to Section 10(h) hereof shall be updated to the extent there are material changes to the items addressed therein after the Closing Date; and all of the representations and warranties made by Counterparty pursuant to this Agreement shall be deemed to be made by the Counterparty as of such date; provided, further, that, if the foregoing requirement with respect to supplemental opinions, certificates and letters would otherwise require delivery thereof during a Blackout Period or with respect to representations and warranties would otherwise require to be made during a Blackout Period, such supplemental opinions, certificates and letters may be delivered, or such representations and warranties may be made, on the first business day immediately after such Blackout Period. In connection with the transactions contemplated by this Agreement and the VPF Transactions, Counterparty will comply with all applicable laws, rules and regulations of any governmental agency, including the U.S. securities laws.

(b) Clear Market. Counterparty shall on or before the date hereof duly execute and deliver to the Underwriters a “lock-up” agreement among the Counterparty and the Underwriters substantially in the form of Exhibit A hereto relating to restrictions on sales and certain other dispositions of shares of Stock or certain other securities (the “Counterparty’s Lock-up”).

(c) No Stabilization. Counterparty will not take, and will not permit any of its affiliates to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

(d) Tax Form. It will deliver to the Dealers and the Underwriters prior to or at the Closing Date a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable form, establishing that Counterparty is a United States person for U.S. federal income tax purposes).

(e) Use of Proceeds. It will not directly or indirectly use the proceeds of the VPF Transactions, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(f) Notice to the Underwriters. Counterparty will advise the Underwriters, the Dealers and the Issuer promptly, and if requested by the Underwriters or the Dealers, will confirm such advice in writing, at any time until the end of the Prospectus Delivery Period, of any material change in, or material omission from, information in the Registration Statement, the Pricing Disclosure Package or the Prospectus relating to the Counterparty Information.

(g) Issuer Free Writing Prospectus. Unless the Underwriters, the Dealers and the Issuer approve in writing prior to first use, Counterparty will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” or “written communications” (in each case, as defined in Rule 405 under the Act), other than any Preliminary Prospectus and the Prospectus approved in writing in advance by the Underwriters and the Dealers in accordance with Section 4(f) above.

8. Certain Other Agreements.

(a) Notice to Issuer. Until the end of the Prospectus Delivery Period, the Underwriters, the Dealers and Counterparty, severally, and not jointly, will notify the Issuer promptly when (i) no Shares remain to be sold by them pursuant to this Agreement, (ii) the offering of the Shares is otherwise terminated by them, (iii) they become aware of any event of the kind described in Section 6(d)(iii), 6(d)(iv) or 6(d)(vi) or they make a determination that it is necessary to amend or supplement the Registration Statement or the Prospectus pursuant to Section 6(e)(ii)(B) or Section 6(f)(ii)(B).

(b) Dealer Instruction. Each Dealer hereby instructs the Underwriters to exclude from any sale of the Offered Securities Prohibited Transferees. For purposes of this Section 8(b), “Prohibited Transferees” shall mean the persons identified as “Prohibited Transferees” in the Bid Request for Prepaid Variable Share Forward Transaction submitted by Counterparty to the Underwriters on August 3, 2023; “Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement dated as of June 1, 2021, between the Issuer and Walgreens Boots Alliance, Inc., as amended prior to the date hereof.

(c) Acknowledgement. The Issuer and Counterparty acknowledge, for the benefit of each other party hereto, that the transactions contemplated by this Agreement and the VPF Confirmations constitute an “Underwritten Offering” (as defined in the Shareholders Agreement) for purposes of the Shareholders Agreement and shall not be subject to any restrictions under Article II of the Shareholders Agreement, other than the making by the Dealers of the instruction set forth in Section 8(b).

9. Certain Agreements of the Underwriters and Dealers. Each Underwriter and Dealer hereby represents and agrees, severally and not jointly, that:

(a) It has not used, authorized use of, referred to, or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of such use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant Rule 433 under the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 6(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) of this Section 9(a), an “Underwriter Free Writing Prospectus”).

(b) It has not used and will not use, in each case without the prior written consent of the Issuer, any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

10. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Offered Securities on the Closing Date, and of the Lead Underwriter to sell the Additional Securities on behalf of, and its other obligations to, the Dealers as provided herein is subject to the performance by the Issuer, Counterparty and each Dealer of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters and the Dealers.

(b) Representations and Warranties. The respective representations and warranties of the Issuer, Counterparty and the Dealers contained herein shall be true and correct on the date hereof and on and as of the Closing Date and any Representation Date (other than to the extent any such representation or warranty is made expressly to a certain date, in which case it shall be true and correct as of such date), and the Issuer, Counterparty and the Dealers shall have performed all covenants and agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date and any Representation Date; and the respective statements of the Issuer and its officers and Counterparty and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and any Representation Date (other than to the extent any such representation or warranty is made expressly to a certain date, in which case it shall be true and correct as of such date).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters or the Dealers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the relevant Shares, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificates. The Underwriters and the Dealers shall have received on and as of the Closing Date (x) a certificate from the Issuer, dated as of the Closing Date, signed by a Vice President of the Issuer who has specific knowledge of the Issuer’s financial matters confirming that (i) such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and to the knowledge of such officer, the representations of the Issuer set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) the other representations and warranties of the Issuer in this Agreement are true and correct (other than to the extent any such representation or warranty is made expressly to a certain date), (iii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iv) the conditions set forth in paragraphs (a) and (c) of this Section 10 have been satisfied and (y) a certificate from Counterparty, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters and the Dealers, confirming that (A) the representations of Counterparty set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (B) the other representations and warranties of Counterparty in this Agreement are true and correct and that Counterparty has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Underwriters and the Dealers, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Underwriters and the Dealers, in form and substance reasonably satisfactory to the Underwriters and the Dealers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion of Counsel for the Issuer. Each of Morgan, Lewis & Bockius LLP and Elizabeth Campbell, as Executive Vice President and Chief Legal Officer of the Issuer, shall have furnished to the Underwriters and the Dealers, at the request of the Issuer, a written opinion, addressed to the Underwriters and the Dealers and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and the Dealers.

(g) 10b-5 Statement of Counsel for the Issuer. Each of Morgan, Lewis & Bockius LLP and Elizabeth Campbell, as Executive Vice President and Chief Legal Officer of the Issuer, shall have furnished to the Underwriters and the Dealers, at the request of the Issuer, a written 10b-5 Statement, addressed to the Underwriters and the Dealers and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and the Dealers.

(h) Opinion of Counsel for Counterparty. Cleary Gottlieb Steen & Hamilton LLP, counsel Counterparty, shall have furnished to the Underwriters and the Dealers, at the request of Counterparty, a written opinion, addressed to the Underwriters and the Dealers and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and the Dealers.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters and the Dealers shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, co-counsel for the Underwriters and the Dealers, with respect to such matters as the Underwriters and the Dealers may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(j) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares hereunder; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the sale of the Shares hereunder.

(k) Good Standing. The Underwriters and the Dealers shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Issuer and each of the domestic subsidiaries listed in Annex C in their respective jurisdictions of organization and good standing of the Issuer in such other jurisdictions as the Underwriters and the Dealers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Lock-up Agreements. Each of (i) the Counterparty’s Lock-up and (ii) the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and the directors and executive officers of the Issuer listed in Annex B hereto relating to restrictions on sales and certain other dispositions of shares of Stock or certain other securities, delivered to you and the Dealers on or before the date hereof shall be in full force and effect on the Closing Date.

(m) Additional Documents. On or prior to the Closing Date, the Issuer and Counterparty shall have furnished to the Underwriters and the Dealers such further certificates and documents as the Underwriters and the Dealers may reasonably request.

(n) VPF Confirmations. Counterparty and each of the Dealers shall have executed and delivered to each other, or succeeded to by operation of law, the final documentation relating to the VPF Transactions; and all of the conditions set forth in Section 2(i)(ii) of the letter agreements, dated as of the date hereof, evidencing the terms of the VPF Transactions (collectively, the “VPF Confirmations”) shall have been satisfied.

(o) Listing. The Common Stock shall continue to be listed on the New York Stock Exchange.

(p) Shares Available for Sale. The Shares to be delivered on the Closing Date or applicable Hedge Settlement Date, as the case may be, shall have been borrowed by the Dealers or their respective affiliates and delivered to the account(s) specified by the Dealers and are available to the Dealers or their affiliates for sale to the Underwriters and the Lead Underwriter.

(q) Impracticability. After the execution and delivery of this Agreement and on or prior to the Closing Date or applicable Hedge Settlement Date (i) trading generally shall not have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer shall not have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall not have been declared by federal or New York State authorities; or (iv) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters or the Dealers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsels for the Underwriters and the Dealers.

11. Conditions of Dealers’ Obligations. The obligation of each Dealer to sell and deliver the Offered Securities to the Underwriters on the Closing Date and of each Dealer to sell and deliver the Additional Securities as provided herein is subject to the accuracy of the representations and warranties on the part of the Issuer and the Counterparty herein, to the accuracy of the statements of Issuer officers and the Counterparty officers made pursuant to the provisions hereof, to the performance by the Issuer and Counterparty of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) The Shares to be delivered on the Closing Date or applicable Hedge Settlement Date, as the case may be, shall have been borrowed by the Dealers or their respective affiliates and delivered to the account(s) specified by the Dealers and are available to the Dealers or their affiliates for sale to the Underwriters.

(b) Each VPF Confirmation shall have been duly executed and delivered by each of the parties thereto; and all of the conditions set forth in Section 2(i)(ii) of the VPF Confirmations shall have been satisfied.

(c) All of the deliveries to the Dealers set forth in Section 10 hereof shall have been made.

12. Indemnification and Contribution.

(a) Indemnification of the Underwriters and the Dealers by the Issuer. The Issuer agrees to indemnify and hold harmless each Underwriter, each Dealer, their respective affiliates, directors and officers and each person, if any, who controls such Underwriter or Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any

Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any (i) information relating to any Underwriter or Dealer furnished to the Issuer in writing by such Underwriter or Dealer expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter or Dealer consists of the information described as such in Section 12(c) and (ii) Counterparty Information.

(b) Indemnification of the Underwriters and the Dealers by Counterparty. Counterparty agrees to indemnify and hold harmless each Underwriter, each Dealer, the Issuer and their respective affiliates, directors and officers and each person, if any, who controls any such Underwriter or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Pricing Disclosure Package, in reliance upon and in conformity with the Counterparty Information provided by Counterparty; provided that the liability of Counterparty under this paragraph shall in no event exceed an amount equal to the product of the Purchase Price multiplied by the number of Offered Securities.

(c) Indemnification of the Issuer and Counterparty. Each Underwriter and each Dealer agrees, severally and not jointly, to indemnify and hold harmless the Issuer and its directors and officers who signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Counterparty to the same extent as the indemnity set forth in Sections 12(a) and 12(b), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing (A) by or on behalf of such Underwriter, in the case of any Underwriter’s indemnity obligation hereunder, or (B) by or on behalf of such Dealer, in the case of any Dealer’s indemnity obligation hereunder, expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or the Pricing Disclosure Package; (x) it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter consists of the names of the Underwriters and the information under the heading “—Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” and (y) it being understood and agreed upon that the only such information furnished by or on behalf of any Dealer consists of the names of the Dealers.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 12, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 12 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 12. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) counsel to the Indemnified Person shall have reasonably concluded that there are or are likely to be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters; any such separate counsel for the Dealers, their directors, officers, employees, agents and any control persons of the Dealers shall be designated in writing by the Dealers; and any such separate firm for the Issuer, its directors, its officers who signed the Registration

Statement and any control persons of the Issuer shall be designated in writing by the Issuer; and any such separate firm for Counterparty shall be designated in writing by the attorneys-in-fact or any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in Sections 12(a), 12(b) and 12(c) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein (after giving effect to any exceptions referred to therein), then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, Counterparty, the Dealers and the Underwriters, respectively, from the offering of the Shares or (ii) if the allocation provided by clause (i) of this Section 12(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 12(e)(i) but also the relative fault of the Issuer, Counterparty, the Dealers and the Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and Counterparty, on the one hand, and the relative benefits received by the Dealers and the Underwriters on the other, shall be deemed to be in the same respective proportions as (x) in the case of the Issuer and Counterparty, an amount equal to the product of the Purchase Price multiplied by the number of Offered Securities, (y) in the case of the Dealers, the total net proceeds received by the Dealers from the sale and/or resale of the Shares, as the case may be (after deducting (A) the proceeds delivered or to be delivered by the Dealers to Counterparty as described in the preceding clause and (B) the cost to the Dealers of covering their sale of Additional Securities) and (z) in the case of the Underwriters, commissions, fees and the total net proceeds received by the Underwriters for each of the Offered Securities (after deducting the Purchase Price paid by the

Underwriters for the Offered Securities), in each case, to the aggregate public offering price of the Offered Securities and/or the Additional Securities, as the case may be. The relative fault of the Issuer and Counterparty, on the one hand, and the Dealers and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, Counterparty, the Dealers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Issuer, Counterparty, the Dealers and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 12(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f) of this Section 12, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold by it and/or the Additional Securities borrowed by it and distributed to the public, as the case may be, were offered to the public, in the case of Offered Securities, or were sold to the Lead Underwriter, in the case of Additional Securities, exceeds the amount of any damages which such Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) in this Section 12 are several in proportion to their respective purchase obligations hereunder and not joint. The Dealers’ obligations to contribute pursuant to paragraphs (e) and (f) in this Section 12 are several in proportion to their respective sale obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (f) in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

13. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

14. Termination. Subject to Section 16(b) and 20, this Agreement may be terminated in the absolute discretion of the Underwriters (in consultation with the Dealers), by notice to the Issuer, Counterparty and the Dealers, if at any time after the execution and delivery of this Agreement and on or prior to the Closing Date the condition set forth in Section 10(q) is not satisfied.

15. Defaulting Underwriter.

(a) If, on the Closing Date, an Underwriter defaults on its obligation to purchase the Offered Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters or the Dealers may in their discretions arrange for the purchase of such Offered Securities by other persons reasonably satisfactory to the Issuer and Counterparty on the terms contained in this Agreement. If, within 36 hours after any such default by an Underwriter, the non-defaulting Underwriters or the Dealers do not arrange for the purchase of such Offered Securities, then the Issuer and Counterparty shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters and the Dealers to purchase such Offered Securities on such terms. If other persons become obligated or agree to purchase the Offered Securities of a defaulting Underwriter, either the non-defaulting Underwriters and the Dealers or the Issuer and Counterparty may postpone the Closing Date, for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer, counsel for Counterparty or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriters” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 15, purchases of Offered Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter by the non-defaulting Underwriters, the Dealers, the Issuer and Counterparty as provided in Section 15(a), the aggregate number of Offered Securities that remains unpurchased on the Closing Date, does not exceed one-tenth of the aggregate number of Offered Securities to be purchased on such date, then the Issuer and Counterparty shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Securities that such Underwriter agreed to purchase on such date) of the Offered Securities of such defaulting Underwriter for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter by the non-defaulting Underwriters, the Dealers, the Issuer and Counterparty as provided in paragraph (a) above, the aggregate number of Offered Securities that remains unpurchased on the Closing Date, exceeds one-tenth of the aggregate amount of Offered Securities to be purchased on such date, or if the Issuer and Counterparty shall not exercise the right described in Section 15(b), then this Agreement shall terminate without liability on the part of the non-defaulting

Underwriters and the Dealers. Any termination of this Agreement pursuant to this Section 15 shall be without liability on the part of the Issuer and Counterparty, except that the Issuer and Counterparty will continue to be liable for the payment of expenses as set forth in Section 16 hereof and except that the provisions of Section 12 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer and Counterparty or any non-defaulting Underwriter and the Dealers for damages caused by its default.

16. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the fees and expenses of the Issuer’s counsel and independent accountants; (iii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsels for the Underwriters and the Dealers reasonably incurred in connection therewith); (iv) the cost of preparing stock certificates; (v) the costs and charges of any transfer agent and any registrar (including related fees and expenses of any counsel to such parties); (vi) all fees and expenses incurred in connection with any filing with and the clearance of the offering by FINRA; (vii) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors; and (viii) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange. For the avoidance of doubt, except as provided in this Section 16 or Section 12 hereof, the Underwriters and the Dealers will pay all of their costs and expenses, including the fees of their counsels.

(b) If (i) this Agreement is terminated pursuant to Section 14, (ii) any Dealer for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Issuer agrees to reimburse the Underwriters and Dealers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by them in connection with this Agreement and the offering contemplated hereby.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 12 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

18. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer and Counterparty, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19: a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, Counterparty, the Dealers and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, Counterparty, the Dealers or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, Counterparty, the Dealers or the Underwriters.

21. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

22. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Dealers shall be given to (i) Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Rohan Handa, Telephone: (646) 855–8654, Email: dg.issuer_derivatives_notices@bofa.com and Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Brian Gray, Telephone: (646) 855–0586, Email: Single_stock_solutions@bofa.com with a copy to Ryan Moreida, Email: ryan.moreida@bofa.com and Brian Gray, Email: bdgray@bofa.com, (ii) Citibank, N.A., 390 Greenwich Street, 3rd Floor, New York, NY 10013, Attention: Equity Derivatives, Telephone No: (212) 723-5770, Email: eq.us.corporate.middle.office@citi.com; eq.us.ses.notification@citi.com with a copy to: Attention: Eric Natelson, Email: eric.natelson@citi.com, Attention: Grant Mortell, Email: grant.mortell@citi.com, Attention: Tanish Raghavan, Email: tanish.raghavan@citi.com, Attention: Sean Montgomery, Email: Sean.montgomery@citi.com; (iii) Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Diana Nott, Telephone No.: (212) 250-4959, Email: diana.nott@db.com and Attention: Joachim Sciard, Telephone No.: (212) 250-7099, Email: joachim.sciard@db.com, With a copy to: equity-linked.notifications@list.db.com; (iv) Goldman Sachs International, Peterborough Court, 133 Fleet Street, London, UK, EC4A 2BB, Attention: Derivatives Legal, With a copy to: Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attention: Michael Voris, Telephone: +1-212-902-4895, Facsimile: +1-212-291-5027, Email: michael.voris@gs.com, Attn: Jonathan Armstrong, Telephone: +1-212-902-5181, Email: jonathan.armstrong@gs.com, Attn: Cory Oringer, Telephone: +1-212-902-9162, Email: cory.oringer@gs.com and email notification to the following address: Email: eq-derivs-notifications@am.ibd.gs.com; (v) Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Mariano Gaut, Managing Director, Telephone: (212) 205-7608, Email: Mariano.gaut@mizuhogroup.com with a copy to: Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: US Equity Derivatives Notices, Telephone: (646) 949-9531, Email:

Derivs-EQNoticesUS@mizuhogroup.com; (vi) Morgan Stanley Bank, N.A., 1 New York Plaza, 41st Floor, New York, NY 10004, Attn: Joel Carter, Telephone No.: 212-761-3351, E-mail: Joel.Carter@morganstanley.com with copies to: Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attn: Anthony Cicia, E-mail: Anthony.Cicia@morganstanley.com, in each case, with copies to the following: nycd-notices@morganstanley.com and

usequitysolutions@morganstanley.com; (vii) Société Générale c/o SG Americas Securities, LLC, 245 Park Avenue, New York, New York 10167, Attn: Strategic Transactions Group, Email: list.amer-mark-eqd-sls-stg@socgen.com; Caitlyn.gale@sgcib.com; steven.seltzer@sgcib.com and (viii) Notwithstanding anything to the contrary in the Agreement, all notices to Wells Fargo Bank, National Association, in its capacity as Dealer in connection with the VPF Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com. Notices to the Underwriters shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department. Notices to the Counterparty shall be given to Walgreens Boots Alliance Holdings LLC, 108 Wilmot Road, Deerfield, Illinois 60015, Attn: Omorlie Harris, Senior Vice President & Global Treasurer. Notices to the Issuer shall be given to it at AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428; Attention: Korey Pirouz, Senior Vice President, Group General Counsel & Secretary, with a copy to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, Attention: James W. McKenzie, Jr. and Andrew T. Budreika.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AmerisourceBergen Corporation

By:	/s/ James Cleary
Name: James Cleary
Title: Executive Vice President and Chief Financial Officer

Walgreens Boots Alliance Holdings LLC

By:	/s/ Joseph B. Amsbary, Jr.
Name: Joseph B. Amsbary, Jr.
Title: Sebuir Vice President and Secretary

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

Goldman Sachs & Co. LLC

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: Managing Director

2

Bank of America, N.A., acting solely in its capacity as Dealer

By:	/s/ Rohan Handa
Name:	Rohan Handa
Title:	Managing Director

3

Citibank N.A., acting solely in its capacity as Dealer

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

4

Deutsche Bank AG, London Branch, acting solely in its capacity as Dealer

By:	/s/ Graham Horton
Name: Graham Horton
Title: Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

Deutsche Bank Securities Inc., acting solely as agent in connectionwith Dealer’s VPF Transaction

By:	/s/ Graham Horton
Name: Graham Horton
Title: Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

5

Goldman Sachs International, acting solely in its capacity as Dealer

By:	/s/ Simon Gosling
Name: Simon Gosling
Title: Managing Director

6

Mizuho Markets Americas LLC, acting solely in its capacity as Dealer

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

Mizuho Markets USA LLC, acting solely as Agent in connection with Dealer’s VPF Transaction

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

7

Morgan Stanley Bank, N.A., acting solely in its capacity as Dealer

By:	/s/ Joel Carter
Name: Joel Carter
Title: Managing Director

8

Société Générale, acting solely in its capacity as Dealer

By:	/s/ Khadidiatou Dieng
Name:	Khadidiatou Dieng
Title:	SOCIETE GENERAL Documentation Team Leader

9

Wells Fargo Bank, National Association, acting solely in its capacity as Dealer

By:	/s/ Cathleen Burke
Name: Cathleen Burke
Title: Managing Director

10

Annex A

a.	Free Writing Prospectus Included in the Pricing Disclosure Package

None.

b.	Pricing Information Provided Orally by Underwriters

Price and other terms of the offering conveyed orally (and included in a Rule 134 compliant pricing notice).

Exhibit A

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

August 3, 2023

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Re: AmerisourceBergen Corporation — Public Offering

Ladies and Gentlemen:

The undersigned understands that the Underwriter (“you”) and the Dealers (in each case as defined in the Underwriting Agreement) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Walgreens Boots Alliance Holdings LLC, a Delaware limited liability company (the “Counterparty”), and AmerisourceBergen Corporation, a Delaware corporation (the “Issuer”), in connection with prepaid variable share forward transactions (each, a “VPF Transaction” and, together, the “VPF Transactions”) covering an aggregate of 10,500,000 shares of common stock of the Issuer (the “Common Stock”) and the public offering (the “Public Offering”) by the Underwriter of 7,293,548 shares of Common Stock. In connection with hedging their exposure under the VPF Transactions, on or prior to the Closing Date, the Dealers will borrow and sell Common Stock, directly or through affiliates, to the Underwriter. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 30 days after the date of the Prospectus for the Offered Securities (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) cause to be filed or confidentially submitted any registration statement for, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) pursuant to the VPF Transactions and the shares of Common Stock to be sold or transferred by or on behalf of the Dealers to the Underwriter pursuant to the Underwriting Agreement; (B) transfers as a bona fide gift or gifts, or for bona fide estate planning purposes; (C) distributions, transfers or exchanges of shares of Common Stock or any security, directly or indirectly, convertible into or exercisable or exchangeable for Common Stock to or with limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the undersigned; (D) transfers to immediate family members of the undersigned, trusts for the benefit of the undersigned or immediate family members of the undersigned, or partnerships, limited liability companies or other entities the only partners, members or equity holders of which are the undersigned and/or immediate family members of the undersigned; (E) transfers by will or intestacy upon the death of the undersigned, or by operation of law or pursuant to an order of a court or regulatory authority, such as pursuant to a qualified domestic order, divorce settlement or decree or separation agreement; (F) transfers to, or exchanges with, any investment fund controlled or managed by the undersigned; (G) transfers of shares of Common Stock purchased by the undersigned on the open market following the Public Offering; (H) transfers to conduct a “net” or “cashless” settlement, via a disposition to the Issuer, of any equity awards issued pursuant to an employee benefit plan maintained by the Issuer or any of its subsidiaries, including for the payment of exercise price and tax and remittance payments due, provided that (i) any Common Stock received upon such exercise shall be subject to the restrictions contained herein and (ii) if the undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period related to such an exercise by the undersigned, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of net share settlement or tax withholding obligations of the undersigned in connection with such settlement; (I) to the Issuer from an employee of or service provider of the Issuer upon death, disability or termination of employment, in each case, of such employee or service provider and (J) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a Change of Control (defined below) of the Issuer approved by the Issuer’s board of directors, provided that in the event that the Change of Control is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained herein; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or (F), each donee, distributee or transferee shall execute and deliver to the Underwriter a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F) or (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act showing a reduction in beneficial ownership or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above). The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

For purposes of this Letter Agreement, “immediate family member” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. “Change of Control” shall mean the transfer in response to a bona fide third party tender offer, merger, consolidation or similar transaction the result of which any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Issuer, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Issuer.

Notwithstanding the foregoing, the restrictions above shall not prohibit the establishment of a trading plan that satisfies all the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (“10b5-1 Plan”); provided, such 10b5-1 Plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding such 10b5-1 Plan is required of or voluntarily made by or on behalf of the undersigned or the Issuer. Additionally, the foregoing restrictions shall not apply to sales of Common Stock made pursuant to a 10b5-1 Plan that has been entered into and disclosed to the Underwriter by the undersigned prior to the date of this Letter Agreement, provided that if the undersigned reports any such transfer on a Form 4 filed with the SEC pursuant to Section 16 of the Exchange Act, such Form 4 shall clearly indicate in the footnotes thereto that such transfer was effected pursuant to a trading plan designed to satisfy the requirements of Rule 10b5-1 under the Exchange Act and no other filing or public announcement shall be made voluntarily during the Restricted Period in connection with such transfer.

If the Underwriter waives any prohibition on the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock beneficially owned by Walgreens Boots Alliance Holdings LLC or any of its transferees (provided that such transferees are controlled affiliates, members or limited partners of the undersigned), the Underwriter shall be deemed to have also waived the prohibitions set forth in this Letter Agreement that would otherwise have applied to the undersigned on the same terms as and with respect to the same percentage of the undersigned’s shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as the relative percentage of aggregate shares held by such party receiving the waiver which are subject to such waiver. In the event that, as a result of this paragraph, any of the undersigned’s shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock are released from the restrictions imposed by this Letter Agreement, the Underwriter shall use its commercially reasonable efforts to notify the undersigned within three (3) business days of the percentage of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock held by the undersigned that has been released; provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriter. The provisions of this paragraph will not apply unless and until the Underwriter has first waived more than 1% in the aggregate (calculated on a pre-Public Offering basis) of the Issuer’s total outstanding shares of Common Stock from such prohibitions.

In furtherance of the foregoing, the Issuer, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned acknowledges and agrees that no Underwriter or Dealer has provided any recommendation or investment advice nor have the Underwriter or any of the Dealers solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter or Dealers may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, no Underwriter or Dealer is making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter or Dealer is making such a recommendation. The undersigned further acknowledges and agrees that no Underwriter or Dealer has made any recommendation or provided any investment or other advice to the undersigned with respect to this Letter Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Letter Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall terminate and be of no further force or effect on the earliest to occur of (i) the date the Issuer withdraws the Registration Statement with respect to the Public Offering, (ii) the date, prior to the execution of the Underwriting Agreement, on which the Issuer informs the Underwriter in writing that the Issuer has determined to not proceed with the Public Offering, (iii) the date the Underwriting Agreement (other than the provisions thereof which survive termination) terminates prior to payment for and delivery of the Common Stock to be sold thereunder, and (iv) if the Underwriting Agreement has not been executed, August 17, 2023.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

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